UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2005

WENDY’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8116 (Commission File Number)	31-0785108 (IRS Employer Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio (Address of principal executive offices)	43017-0256 (Zip Code)

(614) 764-3100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Lawrence A. Laudick, Senior Vice President, General Controller and Assistant Secretary of Wendy’s International, Inc., has announced his intention to retire in June 2005, after nearly 30 years of outstanding service to the Company. As a result of Mr. Laudick’s pending retirement, the Company has promoted Daniel L. Boone, 61, to the offices of Senior Vice President, General Controller and Assistant Secretary, effective January 3, 2005. Mr. Laudick will continue to serve as a Senior Vice President of the Company until his retirement. Mr. Boone joined the Company in 1984 and has held various positions and titles with the Company. Most recently, Mr. Boone was promoted to Vice President of Accounting in 1998 and in 2001 was named Vice President of Corporate Accounting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	WENDY’S	INTERNATIONAL, INC.

	/s/	Kerrii B. Anderson

Kerrii B. Anderson
Executive Vice President &
Chief Financial Officer
Date January 7, 2005